Exhibit 23.5

Consent of CRU

CRU International Limited hereby consents to the use of its name and the reference to CRU’s reports, estimates and data in the registration statement on Form S-1 and in the Annual Report on Form 10K for the year ended December 31, 2009 for Noranda Aluminum Holding Corporation.

/s/ Geoffrey R. Barber

Geoffrey R. Barber

Director

CRU International Limited

February 22, 2010

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